SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   September 1, 2009

PURE BIOSCIENCE
(Exact name of registrant as specified in its charter)

California	0-21019	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices)(Zip Code)

(619) 596 8600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Item 1.01   Entry into a Material Definitive Agreement.

On September 1, 2009, Pure Bioscience, a California corporation (the “Company”), entered into securities purchase agreements with certain institutional investors (the “Investors”) relating to the sale and issuance by the Company to the Investors of up to 1,818,182 shares of the Company’s common stock and warrants to purchase up to 727,272 shares of the common stock, for an approximate total purchase price of up to $3 million. Each share of common stock will be sold at a price of $1.65 per share. Investors will receive warrants to purchase 0.4 shares of common stock at an exercise price of $2.10 per share for each share of common stock they purchase in this offering. The shares of common stock and warrants will be issued separately.

In addition, the Company has agreed to issue to Rodman & Renshaw, LLC, as the Company’s placement agent and pursuant to a placement agency agreement, a warrant to purchase the number of shares of common stock equal to 5% of the aggregate shares of common stock sold in this offering at an exercise price of $2.0625 per share. Pursuant to the placement agency agreement, Rodman & Renshaw, LLC will also receive a cash fee which represents 6% of the aggregate purchase price in the offering.

The warrants issued to Investors will be exercisable during the period commencing six months from the date of original issuance and ending five years from the date the warrants become exercisable. The exercise price of such warrants is $2.10 per share of common stock. The exercise price and the number of shares subject to the warrants are subject to adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Company’s common stock and also upon any distributions of assets, including cash, stock or other property to the Company’s shareholders. The warrant issued to the placement agent has identical terms to the warrants issued to Investors, except that (i) the exercise price of the warrant issued to the placement agent is $2.0625 per share of common stock and (ii) the warrant issued to the placement agent is restricted from transfer as provided by FINRA Rule 5110(g).

The Company is offering the shares of common stock and the warrants pursuant to a prospectus dated May 5, 2009, a prospectus supplement dated September 1, 2009, and the Company’s previously filed registration statement on Form S-3, as amended (File No. 333-158555), which was declared effective by the Securities and Exchange Commission on May 8, 2009. A copy of the opinion of Morrison and Foerster LLP relating to the legality of the issuance and sale of the common stock and warrants in the offering is attached as Exhibit 5.1 hereto.

The closing of the offering is expected to take place on or before September 4, 2009.

On September 1, 2009, the Company issued a press release announcing the offering. A copy of the press release is attached as Exhibit 99.1 hereto.

The foregoing description of the securities purchase agreements, the warrant agreements, and the placement agency agreement does not purport to be complete and is qualified in its entirety by reference to the exhibits hereto which are incorporated by reference. Except for the historical information contained herein, this Form 8-K contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the offering. The risks and uncertainties involved include the risks detailed from time to time in the Company’s Securities and Exchange Commission (SEC) filings, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits.

Exhibit	Description

4.5	Form of Warrant

5.1	Opinion of Morrison and Foerster LLP

10.1	Form of Securities Purchase Agreement

10.2	Placement Agency Agreement, dated as of August 3, 2009, by and between Pure Bioscience and Rodman & Renshaw, LLC

23.1	Consent of Morrison and Foerster LLP (included as part of Exhibit 5.1)

99.1	Press release issued by Pure Bioscience dated September 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PURE BIOSCIENCE

Dated: September 2, 2009

/s/ Andrew J. Buckland
Andrew J. Buckland, Chief Financial Officer